UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2008

PANTERA PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52506
(Commission File Number)

98-0440762
(IRS Employer Identification No.)

111 Congress Avenue, Suite 400, Austin, Texas 78701
(Address of principal executive offices and Zip Code)

512.391.3868
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2008, we entered into an amending agreement with Artemis Energy PLC (formerly Pantera Oil and Gas PLC), Aurora Petroleos SA and Boreal Petroleos SA, whereby we agreed to amend Section 3.1 of the share purchase agreement as follows:

1.

on or before November 30, 2007, we have the right, but not the obligation, to acquire 15% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $150,000 to Aurora and Boreal (as to $75,000 to each of Aurora and Boreal) (“Investment One”);

2.

on or before July 31, 2008, and subject to the completion of Investment One, we have the right, but not the obligation, to acquire an additional 15% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $600,000 to Aurora and Boreal (as to $300,000 to each of Aurora and Boreal), or as each of Aurora and Boreal may direct (“Investment Two”);

3.

on or before January 31, 2009 and subject to the completion of Investment One and Investment Two, we have the right, but not the obligation, to acquire an additional 25% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $1,000,000 to Aurora and Boreal (as to $500,000 to each of Aurora and Boreal), or as each of Aurora and Boreal may direct (“Investment Three”); and

4.

on or before July 31, 2009 and subject to the completion of Investment One, Investment Two and Investment Three, we have the right, but not the obligation, to acquire an additional 30% of the issued and outstanding shares of each of Aurora and Boreal for an aggregate payment of $5,200,000 to Aurora and Boreal (as to $2,600,000 to each of Aurora and Boreal), or as each of Aurora and Boreal may direct.

The share purchase agreement is effective as of February 28, 2008 and all of the other provisions of the share purchase agreement, a copy of which was filed with our Current Report on Form 8-K filed on November 26, 2007, remain in full force and effect. Please review the amending agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the amending agreement.

Item 9.01Finanical Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amending Agreement dated March 17, 2008 among our company, Artemis Energy PLC, Aurora Petroleos SA and Boreal Petroleos SA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf
Chris Metcalf
Chief Executive Officer,
President and Director

Date: March 17, 2008